Boxceipts.com, Inc.

Certificate No: 20******

For ****** Shares

Issued to SAMPLE

Dated:

From Whom transferred

Dated

No. Original Certificate	No. Original Shares	No Shares Transferred

Received Certificate No.

For ______ Shares

This ______ Day

Of ______ ,20

Certificate No: Sample

COMMON STOCK

Boxceipts.com, Inc.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THESE SECURITIES ARE NOT TRANSFERABLE, AND PURCHASERS WILL BE UNABLE TO RESELL THESE SECURITIES UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS OR AN EXEMPTION THEREFROM IS AVAILABLE.

Organized under the Laws of the State of Nevada

Par Value $0.001

FULLY PAID AND NON-ASSESSIBLE SHARES OF COMMON STOCK OF BOXCEIPTS.COM, INC.

THIS CERTIFIES THAT Sean Barber is the registered holder of ***000*** Shares of the Capital Stock transferable only on the books of the Corporation by the holder hereof in person or by the shareholders' duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent registered by the Registrar.


STATE OF NEVADA FOUNDED OCTOBER 25, 2010
Boxceipts.com, Inc.
CORPORATE SEAL
***

COUNTERSIGNED AND REGISTERED
STOCKDOODLE LLC
Transfer Agent & Registrar

By: Sheila L. Seck
Authorized Signature

WITNESS the facsimile signature of the duly authorized officers of the Company this 15 day of July, A.D. 2011

PRESIDENT

SECRETARY